Global Money Markets

                           Corporate and Institutional
                                           Client Group

                                           World Financial Center
                                           North Tower
                                           New York, New York 10281-1311
                                           212 449 1000
                                           FAX 212 449 1786
                                           Telex 671 6340

MERRILL LYNCH


January 6, 1997




Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1100
Buffalo, NY  14203

Dear Donna:

This is to advise you that in connection with the distribution of commercial paper of National Fuel Gas Company from October 1, 1996 to December 31, 1996 all sales or resales were made only to those customers on the Confidential List retained by Merrill Lynch Money Markets Inc. for National Fuel Gas Company's commercial paper program, and the sales thereof were in accordance with the provisions of that program. A summary of all trade activity for the quarter is attached.

Sincerely,


/s/ Michael J. Maita


Michael J. Maita

Enclosure

                       PROGRAM ISSUANCE TRADE DETAIL - CP

                                10/01/96 - 12/31/96


Pgm  Fx/F1  Trade Dt  Sett Dt   MTY       DTM  PAR         Rate   Proceeds

N1          10/18/96  10/18/96  11/22/96  35   15,000,000  5.350  14,921,979
N1          10/22/96  10/22/96  01/21/97  91   10,000,000  5.420   9,862,994
N1          11/22/96  11/22/96  02/20/97  90   15,000,000  5.370  14,798,625


  TOTALS
  ------

Number of Trans:  3
Total Par                   40,000,000
Total Proceeds              39,583,598

  Dollar Weighted Averages
  ------------------------

Days to Mty:  69.6
Rate:  5.375

Programs:
     N1       NATIONAL FUEL GAS CO.

                       PROGRAM ISSUANCE TRADE DETAIL - CP

                                                10/01/96 - 12/31/96


Pgm  Fx/F1  Trade Dt   Sett Dt   MTY    DTM   PAR     Rate    Proceeds



  TOTALS
  ------

Number of Trans:  3
Total Par                   40,000,000
Total Proceeds              39,583,598

  Dollar Weighted Averages
  ------------------------

Days to Mty:  69.6
Rate:  5.375

Programs:
     N1       NATIONAL FUEL GAS CO.











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